EXHIBIT 99.1
Interwoven Announces Second Quarter 2005 Results
Revenues of $41.0 Million; Non-GAAP Profit of 6 Cents Per Share; 73 New Customers
SUNNYVALE, Calif. – July 21, 2005 – Interwoven, Inc. (Nasdaq: IWOV), provider of Enterprise Content Management (ECM) solutions for business, today announced financial results for the second quarter and six months ended June 30, 2005.
Interwoven reported total revenues of $41.0 million for the second quarter, an increase of 4% from the $39.5 million for the same period last year. Net loss for the second quarter of 2005 calculated in accordance with generally accepted accounting principles was $66,000, or essentially break even on a per share basis, as compared to a net loss of $15.6 million, or $0.39 per share, for the same period last year. On a non-GAAP basis, Interwoven reported a net income of $2.5 million for the second quarter of 2005, or $0.06 per share, versus a non-GAAP net income of $723,000, or $0.02 per share, for the same period last year. Non-GAAP results exclude restructuring and excess facilities charges and amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments. At the end of the second quarter, Interwoven had cash and investments of $144.1 million, an increase of $3.0 million from the $141.1 million at March 31, 2005.
For the six months ended June 30, 2005, Interwoven reported total revenues of $83.5 million, an increase of 9% from the $76.9 million for the same period last year. Net loss for the six months ended June 30, 2005, calculated in accordance with generally accepted accounting principles, was $315,000, or $0.01 per share, compared to a net loss of $22.6 million, or $0.56 per share, for the same period last year. On a non-GAAP basis, Interwoven reported net income of $5.0 million for the six months ended June 30, 2005, or $0.12 on a per share basis, compared to a non-GAAP net income of $140,000, or essentially break even on a per share basis, for the same period last year. Non-GAAP results exclude restructuring and excess facilities charges and amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.
A reconciliation of net loss calculated in accordance with generally accepted accounting principles and non-GAAP net income, is provided in the tables immediately following the consolidated statements of operations and a further description of non-GAAP adjustments can be found under the caption “Non-GAAP Financial Information” below.
“While it is disappointing to report lower than expected license revenue in Q2, Interwoven’s business remains strong, with solid non-GAAP profits and cash flow,” said Martin Brauns, chairman and CEO of Interwoven. “Moving forward, we continue to expand the business with key growth catalysts including deepened ECM solutions and increased market reach through global partnerships including Microsoft and Sun.”
Continued Global Customer Acquisition
Interwoven continued its strong global customer momentum in the second quarter with 73 new customers. Today, over 3,300 enterprises and professional services organizations worldwide are Interwoven customers.
New customers selecting Interwoven worldwide in the second quarter include: Computerworld; Ubisoft; MVP Healthcare; Neteller; Vitale, Caturano & Co., a top 50

accounting firm, Sky Italia: the National Heritage Board in South Asia; and the Rashi Foundation in Europe. Interwoven also continued to attract new world-class law firm and corporate legal department customers in the second quarter. New corporate legal department customers include: Brooks Pharmacy; Edison Properties; Banco BBM in Brazil; and others. New law firm customers include: Seyfarth Shaw; McGuireWoods; Adorno, Yoss, Alvarado & Smith; Ehrhardt Keefe Steiner & Hottman; Carey Y Cia in Chile; and Blake Dawson Waldron, an international law firm with offices in England, Australia, and China. Interwoven was also selected by The Massachusetts District Attorney’s Office. As a result of Interwoven’s continued legal success throughout the quarter, including nearly a dozen competitive replacements, Interwoven now has 59 of the AmLaw100 and 107 of the AmLaw200 firms (the definitive rankings of the largest American law firms) as customers.
In the second quarter, Interwoven also received orders from existing customers including: Allstate Insurance; BT; Qantas; Boeing; Avaya; FedEx; Bell Canada; OppenheimerFunds, Inc.; Citigroup; Starz Encore Group; Staples; Heidelberg, a global printing systems vendor based in Germany with offices worldwide; and Cathay Life, Taiwan’s largest life insurance company. Reorders from law firms include: Freshfields Bruckhaus Deringer, a leading UK-based law firm; Archer & Greiner; Stinson Morrison Hecker; Pillsbury Winthrop Shaw Pittman; and Mannheimer Swartling, the largest law firm in Scandinavia.
During the quarter, customers also continued to expand their Interwoven implementations, reflecting Interwoven’s successful cross-sell focus. For example, Heidelberg, an existing Interwoven Web Content Management (WCM) customer, purchased Interwoven Digital Asset Management (DAM) during the quarter to manage all of their images in one central repository for use on their website, in corporate collateral, and for advertising pieces, enabling them to achieve multi-channel distribution. Additionally, Starz Encore Group, an existing DAM customer, purchased Interwoven’s WCM solution, while Tyco, an existing WCM customer, extended its Interwoven ECM implementation with the purchase of Collaborative Document Management (CDM).
ECM Solution Leadership and Partner Success
Interwoven continued to deliver on its strategy of bringing to market innovative new ECM solutions, underscored by key partnerships.
•	Microsoft—Interwoven and Microsoft expanded their partnership through which Interwoven will deliver tightly integrated end-to-end ECM solutions on the Microsoft platform. With these high-velocity ECM solutions, Interwoven will enable information workers—starting with professional services firms including legal, accounting, management consulting, corporate legal departments, and IT consulting—to manage the entire content lifecycle through the tight integration of the Interwoven WorkSite CDM, E-Mail Management, and RecordsManager solutions with the Microsoft platform including Office and Windows.

•	Sun—Yesterday, Interwoven and Sun Microsystems, Inc. announced an expanded partnership under which Sun has agreed to resell the Interwoven ECM platform for enterprise content and compliance customers. By combining Sun’s Java Enterprise System software, Sun Fire enterprise servers, and Sun StorEdge products with the

Interwoven ECM platform, Sun’s Client Solutions Organization can provide a complete, end-to-end system for governments, enterprises, and service providers.

•	Brandbank Partnership—Interwoven and Brandbank, the U.K.’s premier supplier of product images and data to the retail e-commerce community, unveiled a partnership in which Brandbank has agreed to provide Interwoven’s DAM solution as a hosted offering to its over 900 retail clients, enabling them to more effectively manage their brands. Current retail and manufacturing customers that rely on Brandbank include Tesco, Sainsbury’s, and Procter & Gamble.

•	Content Storage Solutions—Interwoven is providing customers with content storage solutions based on integrations with key storage partners including EMC, Network Appliance, and Sun Microsystems. Interwoven’s content storage solutions—Storage-Enabled Collaborative Document Management and End-to-End Web Record Retention—enable customers to effectively address evolving and often highly-complex document retention and compliance mandates at any content level.

•	Salesforce Productivity Intranet and Channel Extranet Solutions—Further reinforcing its WCM leadership, Interwoven introduced its new Salesforce Productivity Intranet and Channel Extranet solutions. The solutions are based on Interwoven’s revolutionary new LiveSite Content Publishing technology, and are the first on the market designed specifically to empower marketing organizations to quickly and easily achieve sales and channel optimization.

•	Discovery Management Solution—Interwoven and Fios, a tier-one provider of IT-enabled electronic discovery services, announced a strategic partnership in which the two companies are collaborating to bring to market the first complete discovery management solution for the enterprise. Under the agreement, Fios will also integrate Interwoven’s CDM technology as the foundation of its evidence management services.

•	Collaborative Document Management Partner Solutions—Interwoven announced that a growing number of highly-targeted solutions based on its CDM technology are available to customers through its partner network. Solutions built on Interwoven CDM address a growing range of business processes including: Imaging and Accounts Payable; Deal Management; Campaign Management; IT Project Management; Claims Management; and more.
Industry Recognition/Awards
In the second quarter, Interwoven continued to receive widespread recognition from leading industry analysts, publications, and award associations across the globe for its best-in-class ECM solutions, market leadership, and strong customer ROI.
•	Industry & Editorial Awards—Interwoven received several awards for solution performance, strong commitment to customer support, and market leadership. Awards included: Network Computing Magazine’s ‘Well Connected Award’ for the Interwoven CDM solution; ‘Top Ten Provider of Online Customer Assistance’ by the Association of Support Professionals; Network World’s ‘200,’ a ranking of the largest companies involved in the networking industry; and MIS Magazine’s ‘Top 50 Global Leaders,’ a prestigious ranking of the top 50 global leaders in IT.

•	Industry Analyst Recognition—In its recent 2004 ECM market share report, Gartner highlighted Interwoven as a company that exceeded the average ECM market growth. Additionally, in a report following Interwoven’s GearUp ’05 ECM Solutions conference (“Interwoven Gears Up for the Future,” May 2005), InfoTrends/CapVentures commended the company for its ECM solution strategy, recent partnerships, and the overall success of GearUp. According to InfoTrends, Interwoven’s focus on delivering highly targeted ECM solutions has reinforced its position as an industry leader: “More and more, Interwoven’s customers need technology solutions to solve specific business problems with quick, measurable return on investment (ROI). Interwoven’s ability to provide these solutions has enabled the company to take its place among the top ECM providers.”

•	Press Coverage—Interwoven and its customers continued to receive positive coverage in leading technology trade press. In a recent product review from InfoWorld, Interwoven’s Content Provisioning solution received a high rating, with the publication concluding that “Interwoven tames unwieldy Web sites.” Furthermore, reinforcing Interwoven’s strong customer ROI, InformationWeek detailed in a May 2005 article (“British Telecom Standardizes on Interwoven System”) how BT is leveraging Interwoven to transition itself from a traditional telco to an e-commerce company, substantially increasing online transactions.
Interwoven GearUp ’05 Europe, ‘The ECM Solutions Conference’
Following the successful Interwoven GearUp ’05 U.S. event, the company will be hosting Interwoven GearUp ’05 Europe this October, which is poised to bring together hundreds of leading European customers, partners and ECM industry experts for sessions on ECM products, solutions, and best practices. The event will include a keynote address by leading industry analyst firm Gartner; customer and solution tracks; partner pavilion; exclusive gala reception; and presentations from world-class European customers and key Interwoven executives. The Interwoven GearUp ’05 U.S. event attracted 1,000 people, featured 70 track sessions, showcased over 50 partners, and included over 30 customer presentations.
Non-GAAP Financial Information
To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America, Interwoven uses measures of operating results, net loss and net loss per share, which are adjusted to exclude restructuring charges, amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments. These non-GAAP results are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America and the Company’s non-GAAP measures may be different from non-GAAP measures used by other companies. Interwoven believes that the presentation of non-GAAP results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven uses these non-GAAP measures in assessing corporate performance and determining incentive compensation. Readers are advised to review and consider carefully the financial information prepared in accordance with accounting principles generally accepted in the United States of America contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.
Conference Call Information
Interwoven’s 2005 second quarter results and its business outlook for the third quarter of 2005 will be discussed today, July 21, 2005 at 2:00 p.m. PT (5:00 p.m. ET).

Live Dial-in #:	(913) 981-5522
Replay #:	(719) 457-0820 or (888) 203-1112
Pass code:	9054354

Audio Webcast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors The call replay will be available starting July 21, 2005 (5:00 p.m. PT) for a limited period.
About Interwoven
Interwoven, Inc., provider of Enterprise Content Management solutions for business, enables organizations to unify people, content and processes to minimize business risk, accelerate time-to-value and sustain lower total cost of ownership. Interwoven delivers deep industry-specific solutions which reduce business process cycle time from initial collaboration through design, production, sales, marketing, legal review, IT and service. Interwoven leads the industry with a service-oriented architecture today and easy-to-use, best-in-class components and solutions. Today, over 3,300 enterprises, law firms and professional services organizations worldwide are Interwoven customers including BT, Ford, Freshfields Bruckhaus Deringer, General Motors, Jones Day, Motorola and Yamaha. Interwoven is headquartered in Sunnyvale, Calif., with offices around the world. For more information visit www.interwoven.com.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about customer momentum and statements about technology leadership. Actual results could differ materially from our current expectations as a result of many factors, including: our ability to develop new products, features and functionality; customer acceptance of our solutions; the changing pace of customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; the success of our strategic alliances; intense competition in our market; potentially delayed development of products or services; and the introduction of new products or services by competitors and the ongoing consolidation in our marketplace. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
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INTERWOVEN, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2005	2004		2005	2004
Revenues:
License	$14,666		$16,502	$31,083	$33,178
Support and service	26,368		22,993	52,436	43,711

Total revenues	41,034		39,495	83,519	76,889

Cost of revenues:
License	3,342		3,318	6,830	6,477
Support and service	10,209		9,500	20,210	18,938

Total cost of revenues	13,551		12,818	27,040	25,415

Gross profit	27,483		26,677	56,479	51,474
Operating expenses:
Sales and marketing	16,624		17,557	33,743	35,285
Research and development	7,781		7,713	15,868	15,287
General and administrative	2,965		3,033	6,381	5,970
Amortization of stock-based compensation	283		806	793	3,411
Amortization of intangible assets	782		1,207	1,638	2,414
Restructuring and excess facilities charges	(303)		11,837	(633)	11,837

Total operating expenses	28,132		42,153	57,790	74,204

Loss from operations	(649)		(15,476)	(1,311)	(22,730)
Interest income and other, net	908		133	1,621	646

Income (loss) before provision for income taxes	259		(15,343)	310	(22,084)
Provision for income taxes	325		243	625	486

Net loss	$(66)		$(15,586)	$(315)	$(22,570)

Basic and diluted net loss per common share	$(0.00)	$	(0.39)	$(0.01)	$(0.56)

Shares used in computing basic and diluted net loss per common share	41,635		40,420	41,386	40,278

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2005			June 30, 2004
	As reported	Adjustments*	Non-GAAP	As reported	Adjustments*	Non-GAAP
Revenues:
License	$14,666	$—	$14,666	$16,502	$—	$16,502
Support and service	26,368	—	26,368	22,993	—	22,993

Total revenues	41,034	—	41,034	39,495	—	39,495

Cost of revenues:
License	3,342	(2,725)	617	3,318	(2,589)	729
Support and service	10,209	—	10,209	9,500	—	9,500

Total cost of revenues	13,551	(2,725)	10,826	12,818	(2,589)	10,229

Gross profit	27,483	2,725	30,208	26,677	2,589	29,266
Operating expenses:
Sales and marketing	16,624	—	16,624	17,557	—	17,557
Research and development	7,781	—	7,781	7,713	—	7,713
General and administrative	2,965	—	2,965	3,033	—	3,033
Amortization of stock-based compensation	283	(283)	—	806	(806)	—
Amortization of intangible assets	782	(782)	—	1,207	(1,207)	—
Restructuring and excess facilities charges	(303)	303	—	11,837	(11,837)	—

Total operating expenses	28,132	(762)	27,370	42,153	(13,850)	28,303

Income (loss) from operations	(649)	3,487	2,838	(15,476)	16,439	963
Interest income and other, net	908	—	908	133	—	133

Income (loss) before income taxes	259	3,487	3,746	(15,343)	16,439	1,096
Provision for income taxes	325	949	1,274	243	130	373

Net income (loss)	$(66)	$2,538	$2,472	$(15,586)	$16,309	$723

Net income (loss) per share	$(0.00)		$0.06	$(0.39)		$0.02

Shares used in computing net income (loss) per share**	41,635		42,154	40,420		41,629

*	The non-GAAP adjustments represent the reversal of restructuring and excess facilities charges, the amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	The shares used in computing non-GAAP net income for the three months ended June 30, 2005 include the dilutive impact of common stock options.

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Loss
(In thousands, except per share data)
(Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2005			June 30, 2004
	As reported	Adjustments*	Non-GAAP	As reported	Adjustments*	Non-GAAP
Revenues:
License	$31,083	$—	$31,083	$33,178	$—	$33,178
Support and service	52,436	—	52,436	43,711	—	43,711

Total revenues	83,519	—	83,519	76,889	—	76,889

Cost of revenues:
License	6,830	(5,450)	1,380	6,477	(5,178)	1,299
Support and service	20,210	—	20,210	18,938	—	18,938

Total cost of revenues	27,040	(5,450)	21,590	25,415	(5,178)	20,237

Gross profit	56,479	5,450	61,929	51,474	5,178	56,652
Operating expenses:
Sales and marketing	33,743	—	33,743	35,285	—	35,285
Research and development	15,868	—	15,868	15,287	—	15,287
General and administrative	6,381	—	6,381	5,970	—	5,970
Amortization of stock-based compensation	793	(793)	—	3,411	(3,411)	—
Amortization of intangible assets	1,638	(1,638)	—	2,414	(2,414)	—
Restructuring and excess facilities charges	(633)	633	—	11,837	(11,837)	—

Total operating expenses	57,790	(1,798)	55,992	74,204	(17,662)	56,542

Income (loss) from operations	(1,311)	7,248	5,937	(22,730)	22,840	110
Interest income and other, net	1,621	—	1,621	646	—	646

Income (loss) before income taxes	310	7,248	7,558	(22,084)	22,840	756
Provision for income taxes	625	1,945	2,570	486	130	616

Net income (loss)	$(315)	$5,303	$4,988	$(22,570)	$22,710	$140

Net income (loss) per share	$(0.01)		$0.12	$(0.56)		$0.00

Shares used in computing net income (loss) per share**	41,386		42,007	40,278		41,854

*	The non-GAAP adjustments represent the reversal of restructuring and excess facilities charges, the amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	The shares used in computing non-GAAP net income for the six months ended June 30, 2005 include the dilutive impact of common stock options.

INTERWOVEN, INC.
Consolidated Balance Sheets
(In thousands)

	June 30, 2005	December 31, 2004
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$57,249	$22,466
Short-term investments	86,820	111,291
Accounts receivable, net	25,194	28,292
Prepaid expenses and other current assets	6,480	8,450

Total current assets	175,743	170,499

Property and equipment, net	5,782	5,831
Goodwill	185,464	185,464
Other intangible assets, net	22,947	30,035
Other assets	1,947	1,947

Total assets	$391,883	$393,776

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,536	$5,568
Accrued liabilities	19,032	20,370
Restructuring and excess facilities accrual	7,750	8,966
Deferred revenues	50,831	50,121

Total current liabilities	82,149	85,025

Accrued liabilities	3,078	3,413
Restructuring and excess facilities accrual	13,214	16,716

Total liabilities	98,441	105,154

Commitments and contingencies

Stockholders’ equity:
Common stock	42	41
Additional paid-in capital	702,045	697,860
Deferred stock-based compensation	(1,074)	(2,067)
Accumulated other comprehensive income (loss)	(249)	(205)
Accumulated deficit	(407,322)	(407,007)

Total stockholders’ equity	293,442	288,622

Total liabilities and stockholders’ equity	$391,883	$393,776